UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2009 (November 20, 2009)

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events

Item 9.01 Exhibits

SIGNATURE

Item 8.01 – Other Events

On January 19, 2009 CardioGenics Inc. (“CardioGenics”), a subsidiary of CardioGenics Holdings Inc., entered into a Supply, Development & Distribution Agreement with Merck Chimie S.A.S. (“Merck”), as amended (the “Merck Agreement”), pursuant to which CardioGenics is required to furnish Merck with certain quantities of CardioGenics’ proprietary silver-coated paramagnetic beads (the “Test Sample”), which Merck is then required to encapsulate, on a test-basis, using Merck’s proprietary encapsulation process. After selection by Merck of the best encapsulation process, Merck is then required to establish the manufacturing parameters for the final encapsulated beads (the “Merck Encapsulated Beads”) and thereafter scale-up production for commercial distribution of the Merck Encapsulated Beads. Merck is responsible for manufacturing and distributing the Merck Encapsulated Beads at Merck’s sole cost.

Pursuant to the Merck Agreement, Merck has the exclusive right, for ten (10) years, to distribute the Merck Encapsulated Beads on a worldwide basis, with CardioGenics receiving 30% of the net sales proceeds of the Merck Encapsulated Beads and Merck receiving 70% of such net sales proceeds.

In accordance with the requirements of the Merck Agreement, CardioGenics previously delivered to Merck the Test Sample and Merck undertook the task of encapsulating the Test Sample using Merck’s proprietary encapsulation process.

On or about November 20, 2009, Merck informed CardioGenics that they had successfully completed the encapsulation of a Test Sample using Merck’s proprietary encapsulation process and that they would be delivering the final encapsulated Test Sample to CardioGenics during December, 2009 in order for CardioGenics to “bench test” the Merck Encapsulated Beads to determine whether Merck’s encapsulation of the Test Sample contains the functional groups necessary to obtain the predetermined desired characteristics for a commercial product, including sensitivity, non-specific binding as well as the chemical robustness of the encapsulated beads.

The parties intend to meet in early 2010 to review the “bench test” results and, if such results are satisfactory, Merck has informed CardioGenics that it will scale-up production of the Merck Encapsulated Beads in anticipation of the their commercial distribution by Merck.

A press release regarding these developments is contained in Exhibit 99.1

Item 9.01 Exhibits.

Index to Exhibits

 99.1     Press Release dated November 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name: Yahia Gawad
Title: Chief Executive Officer

Dated: November 25, 2009